UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 21, 2011

______________________________

SYSTEMAX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of principal executive offices)

(516) 608-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01                         Other Events.

On June 21, 2011 Systemax Inc. received notice  that the Securities and Exchange Commission (“SEC”) has initiated a formal investigation into certain matters discovered by the Company during its internal investigation of its Miami Florida operations.  That internal investigation  resulted in the resignation of Gilbert Fiorentino (the former Chief Executive of the Technology Products Group and a director of the Company) on May 9, 2011 and the Company entering into an agreement with Mr. Fiorentino under which, among other things, he surrendered to the Company certain assets then valued at approximately $11 million.  The internal investigation was conducted by the Company’s independent Audit Committee of the Board of Directors, with the assistance of independent counsel.

The Company intends to cooperate fully with the SEC in its formal investigation and  does not expect to comment further on developments related to this matter and disclaims any intention or obligation to update any of the information contained herein, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By:   /s/ Curt Rush
     Name:  Curt Rush
     Title:    General Counsel and Secretary

Date:  June 27, 2011